SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On December 14, 2016, Global Equipment Company Inc., a wholly owned indirect subsidiary of Systemax Inc. (the “Company”) entered into an amended and restated lease (the “Lease”) for its Port Washington, NY headquarters (the “Headquarters”). The Company has leased the Headquarters since 1988 from an entity owned by Messrs. Richard, Bruce and Robert Leeds, Directors and officers of, and together with their respective affiliated entities majority shareholders of, the Company (the “Landlord”).

The initial base rent for the Headquarters is $936,457.20 per year, subject to yearly escalations based on the Consumer Price Index for all Urban Consumers, U.S. City Average, all items (1982-1984 = 100), not seasonally adjusted, published and issued by the Bureau of Labor Statistics of the United States Department of Labor.

The Lease provides that it is intended to be a “triple net” lease with the Company to pay, or reimburse Landlord for paying, all costs and operating expenses, including taxes, insurance and maintenance expenses, associated with the Lease and the Headquarters.

The initial term of the Lease is ten years, with two renewal options of five years each.

A copy of the Lease is filed as an exhibit to this Form 8-K.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	Creation of a Direct Financial Obligation.

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amended and Restated Lease dated December 14, 2016, by and between Global Equipment Company Inc. and Addwin Realty Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: December 16, 2016

By: /s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President

Exhibit Index

10.1	Amended and Restated Lease dated December 14, 2016, by and between Global Equipment Company Inc. and Addwin Realty Associates, LLC.